Exhibit 1.1

BELITE BIO, INC

American Depositary Shares, each Representing One Ordinary Share

($0.0001 par value per share)

SALES AGREEMENT

June 16, 2023

SVB SECURITIES LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

and

CANTOR FITZGERALD & CO.

499 Park Avenue, 4th Floor

New York, New York 10022

Ladies and Gentlemen:

Belite Bio, Inc, a Cayman Islands exempted company (the “Company”), confirms its agreement (this “Agreement”) with SVB Securities LLC and Cantor Fitzgerald & Co. (each an “Agent” and together the “Agents”), as follows:

1.    Issuance and Sale of ADSs. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents up to $100,000,000 of American Depositary Shares (the “ADSs”), each representing one ordinary share, $0.0001 par value per share, of the Company (the “Ordinary Shares”), subject to the limitations set forth in Section 5(c) (the “Placement ADSs” and the Ordinary Shares underlying the Placement ADSs, the “Underlying Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement ADSs that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement ADSs through the Agents will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof and after the Registration Statement has been declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement ADSs. The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated April 28, 2022 among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing the ADSs issued thereunder (the “Deposit Agreement”).

The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Regulations”), with the Commission a registration statement on Form F-3, including (a) a base prospectus, relating to certain securities, including the ADSs, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), and (b) a prospectus supplement specifically relating to the Placement ADSs to be issued from time to time pursuant to this Agreement (the “ATM Prospectus”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statement at the time it becomes effective, as supplemented by the ATM Prospectus. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the 1933 Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement and ATM Prospectus, including all documents incorporated therein by reference, as it may be further supplemented by a prospectus supplement specifically relating to the Placement ADSs to be issued from time to time pursuant to this Agreement, in the form in which such prospectus and/or any prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the 1933 Act (“Rule 433”)), relating to the Placement ADSs that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the ATM Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ATM Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the ATM Prospectus, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.     Placements. Each time that the Company wishes to issue and sell any Placement ADSs through the Agents hereunder (each, a “Placement”), it will notify an Agent (such Agent that the Company has designated as sales agent to sell Placement ADSs pursuant to the terms of this Agreement, the “Designated Agent”) by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement ADSs to be sold, which at a minimum shall include the maximum number or amount of Placement ADSs to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement ADSs that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the recipients from the Designated Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Designated Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Designated Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Designated Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement ADSs has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement ADSs effected through the Designated Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement ADSs unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby. The Company agrees that it will not issue a Placement Notice to a Designated Agent in which the selling period under such Placement Notice includes any dates in which a Placement Notice issued to another Designated Agent is in effect and that any offer to sell Placement ADSs, any solicitation of an offer to buy Placement ADSs, and any sales of Placement ADSs shall be effected by or through one Designated Agent on any given Trading Day (which, for the avoidance of doubt, shall not prohibit the Company from suspending or cancelling an existing Placement Notice in accordance with this Agreement with one Designated Agent prior to beginning sales through the other Designated Agent).

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3.       Sale of Placement ADSs by an Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Designated Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement ADSs described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, such Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (“Nasdaq”) to sell such Placement ADSs up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company and the Depositary (including by email correspondence to each of the individuals of the Company and the Depositary set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 10:00 p.m. New York City time on the Trading Day (as defined below) on which it has made sales of Placement ADSs hereunder setting forth the number or amount of Placement ADSs sold on such Trading Day, the volume-weighted average price of the Placement ADSs sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Designated Agent may sell Placement ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the 1933 Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the ADSs or to or through a market maker. If expressly authorized by the Company (including in a Placement Notice), the Designated Agent may also sell Placement ADSs in negotiated transactions. Notwithstanding the provisions of Section 6(tt), except as may be otherwise agreed by the Company and the Designated Agent, the Designated Agent shall not purchase Placement ADSs on a principal basis pursuant to this Agreement unless the Company and the Designated Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement ADSs, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement ADSs for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement ADSs as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement ADSs on a principal basis pursuant to this Agreement unless the Company and the Designated Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the ADSs are purchased and sold on Nasdaq.

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4.    Suspension of Sales.

(a)       The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement ADSs; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement ADSs sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).

(b)       Notwithstanding any other provision of this Agreement, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company and the Agents agree that (i) no sale of Placement ADSs will take place, (ii) the Company shall not request the sale of any Placement ADSs and shall cancel any effective Placement Notices instructing the Agents to make any sales and (iii) the Agents shall not be obligated to sell or offer to sell any Placement ADSs.

5.    Settlement and Delivery of the Placement ADSs.

(a)       Settlement of Placement ADSs. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement ADSs will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement ADSs sold (the “Net Proceeds”) will be in U.S. Dollars and equal to the aggregate gross sales price received by the Designated Agent at which such Placement ADSs were sold, after deduction of (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)       Delivery of Placement ADSs. On or before each Settlement Date, the Company will issue and deposit the Underlying Shares with the Depositary and will, or will cause the Depositary through a delivery order to, electronically transfer the Placement ADSs being issued and sold on such date by crediting the Designated Agent’s or their designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered ADSs in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Designated Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement ADSs being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if either of the Company or the Depositary defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement ADSs in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Designated Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Designated Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be returned to the Designated Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Designated Agent or its clearing firm, (ii) indemnify and hold the Designated Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Depositary and (iii) pay to the Designated Agent (without duplication) any commission, discount or other compensation to which they would otherwise have been entitled absent such default.

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(c)       Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs if, after giving effect to the sale of such Placement ADSs, the aggregate number or gross sales proceeds of Placement ADSs sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of ADSs registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement ADSs is being made, (ii) the number of authorized but unissued Ordinary Shares (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (iii) the number or dollar amount of securities permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of Ordinary Shares represented by ADSs that the Company’s board of directors or a duly authorized committee thereof has authorized the Company to issue and sell from time to time, and notified to the Designated Agent in writing (including by email correspondence), or (v) the dollar amount of ADSs for which the Company has filed the ATM Prospectus. Under no circumstances shall the Company cause or request the offer or sale of any Placement ADSs pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Designated Agent in writing (including by email correspondence). Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement ADSs that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Designated Agent shall have no obligation in connection with such compliance.

6.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agents that as of the date of this Agreement (except for those representations and warranties that speak solely as of a specific date or time, in which case, as of such date or time), and as of (i) each Representation Date (as defined in Section 7(m)) for which a waiver pursuant to Section 7(m) is not then in effect, (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement ADSs pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

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(a)       The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement and any amendment thereto will be filed with the Commission and will be declared effective by the Commission under the 1933 Act prior to the issuance of any Placement Notices by the Company. The Registration Statement meets, and the offering and sale of Placement ADSs as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the 1933 Act. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the 1933 Act objecting to the use of the shelf registration statement form. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted by the Commission or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the 1933 Act Regulations and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus and any amendment or supplement thereto, when filed with the Commission, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each Prospectus or any issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agents for use in connection with the offering of the Placement ADSs was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Agents are named as the agents engaged by the Company in the section entitled “Plan of Distribution” in the ATM Prospectus.

Each Incorporated Document heretofore filed, at the time they were filed or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

The Registration Statement and the Prospectus, and the filing of the Registration Statement and the Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization.

(b)        The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (No. 333-264395) and a related prospectus for registration under the 1933 Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. Such registration statement, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective under the 1933 Act on April 28, 2022, and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement when it became effective complied and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the 1933 Act, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (iv) all of the Placement ADSs are registered pursuant to the ADS Registration Statement.

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(c)       Neither the Registration Statement nor any amendment thereto, at its effective time, or at any Applicable Time, contained, contains or will contain, as applicable, an untrue statement of a material fact or omitted, omits or will omit, as applicable, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at any Applicable Time, included, includes or will include, as applicable, an untrue statement of a material fact or omitted, omits or will omit, as applicable. to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Placement ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(d)       From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(e)       The Company is a “foreign private issuer,” as such term is defined in Rule 405 of the 1933 Act.

(f)       The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the Public Company Accounting Oversight Board (United States).

(g)       The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X under the 1933 Act and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, and Item 10 of Regulation S-K, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(h)       There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(i)       Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (C) there have been no material liabilities or obligations, direct or contingent, entered into by the Company or any of its Subsidiaries and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(j)       The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(k)       Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the entities listed on Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

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(l)       The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or (C) pursuant to the conversion of convertible securities or exercise of options referred to in the Registration Statement and the Prospectus). The form of certificates for the Ordinary Shares conform to the law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s memorandum and articles of association. The issued and outstanding share capital of the Company has been duly authorized and is validly issued, fully paid and non-assessable. None of the issued and outstanding share capital of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. The Company’s ADSs have been registered pursuant to Section 12(b) of the 1934 Act and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the 1934 Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(m)       This Agreement has been duly authorized, executed and delivered by the Company.

(n)       The Deposit Agreement was duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing the Placement ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the Deposit Agreement, such Placement ADSs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(o)       The Placement ADSs have been duly authorized for issuance and sale to the Agents pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Placement ADSs as contemplated hereby is not subject to any preemptive or other similar rights of any securityholder of the Company. The Placement ADSs conform, in all material respects, to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same.

(p)       There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement, the ADS Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Placement ADSs, in each case other than those rights that have been disclosed in the Registration Statement and the Prospectus and have been waived; and the Company has given all notices required by, and has otherwise complied in all material respects with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

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(q)       Neither the Company nor any Subsidiary is (A) in violation of its memorandum of association, articles of association, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which either of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, in the Deposit Agreement and in the Registration Statement, and the Prospectus (including the issuance and sale of the Placement ADSs and the use of the proceeds from the sale of the Placement ADSs as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum of association, articles of association, charter, by-laws or similar organizational document of the Company or its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiaries.

(r)       The Placement ADSs are listed on the Nasdaq Capital Market, subject to notice of issuance. The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the 1934 Act or delisting the ADSs from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge it is in compliance with the current listing standards of Nasdaq that are applicable to it.

(s)       No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(t)       There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), the Therapeutic Goods Administration of Australia (“TGA”), or the National Medical Products Administration (the “NMPA”)) now pending or, to the knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

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(u)       There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(v)       No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Placement ADSs hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Stock Market LLC, U.S. state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(w)       The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(x)       The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or its Subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material written claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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(y)       The Company and its Subsidiaries own or have valid and enforceable licensed rights to use all material patents, patent applications, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the current conduct, or the presently proposed conduct, of the business of the Company in the manner described in the Registration Statement and the Prospectus (collectively, the “Intellectual Property” ). To the Company’s knowledge, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting. Other than as disclosed in the Registration Statement and the Prospectus: (A) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) to the knowledge of the Company, the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted intellectual property rights of others with respect to any of the Company’s drug candidates, services, processes or Intellectual Property, (C) to the knowledge of the Company, the sale or use of any of the discoveries, inventions, drug candidates, services or processes of the Company referred to in the Registration Statement or the Prospectus do not or will not infringe any valid third party patent claims, or misappropriate or violate in any material respect any intellectual property rights of any third party, (D) none of the technology employed by the Company has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees or otherwise in violation of the rights of any persons, (E) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent and patent application constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”), and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property, (F) there is no material infringement by third parties of any Intellectual Property, (G) there is no pending or threatened in writing, action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and (H) there is no pending or threatened in writing, action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property. The Company is in compliance in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect. The Company and its Subsidiaries have complied in all material respects with, and are not in breach nor have received any written asserted or threatened written claim of breach of, any Intellectual Property agreement, except for any such breach that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property agreement, except for any such breach that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable steps to obtain executed nondisclosure and confidentiality agreements. To the Company’s knowledge, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or its Subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of its business.

(z)       All patents and patent applications owned by or licensed to the Company and its Subsidiaries or under which the Company and its Subsidiaries have rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the Company’s knowledge, the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications.

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(aa) The Company: (A) is and at all times has been in material compliance with all applicable statutes, rules or regulations of the FDA, EMA, TGA, NMPA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA, EMA, TGA, NMPA or any Governmental Entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all Authorizations for conducting its business as described in the Registration Statement and the Prospectus and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, EMA, TGA, NMPA or any Governmental Entity or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA, EMA, TGA, NMPA or any Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that the FDA, EMA, TGA, NMPA or any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA, EMA, TGA, NMPA or any Governmental Entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(bb) The Company has operated and currently is in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws (collectively, the “Health Care Laws”). Neither the Company, nor to the Company’s knowledge, any of its officers, directors, employees or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state, U.S. federal or foreign healthcare program. The Company has not received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, neither the Company, nor to the Company’s knowledge, any of its employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal or foreign health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

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(cc) Except as described in the Registration Statement and the Prospectus or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or involving the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(dd) The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13 a15 and 15d 15 under the rules and regulations of the Commission under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a 15 and Rule 15d 15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

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(ee) The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement and the Prospectus, the Company is not aware of any studies, tests or trials, the aggregate results of which the Company believes reasonably call into question the study, test, or trial results conducted by or on behalf of the Company that are described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement or the Prospectus, the Company has not received any notices or correspondence from the FDA or any Governmental Entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you. To the extent required by Applicable Law, the Company has obtained (or caused to be obtained) the informed consent of each human subject who participated in a clinical trial conducted by or, to the Company’s knowledge, on behalf of the Company. To the Company’s knowledge, the operations of its contractors, suppliers and manufacturing facilities are conducted in compliance in all material respects with Applicable Laws.

(ff) The Company and its Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed or have properly requested extensions thereof and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, in each case except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in conformity with GAAP. No unpaid tax deficiency has been determined adversely to the Company or its Subsidiaries which has had, or would have reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has no knowledge of any U.S. federal, state, foreign or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it in writing which would reasonably be expected to have a Material Adverse Effect. No stamp duties or other issuance or transfer taxes are payable by or on behalf of the Agents in the Cayman Islands solely in connection with the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Placement ADSs by the Company or the purchase from the Company of the Placement ADSs as contemplated herein and in the Prospectus; except that this Agreement may be subject to Cayman Islands stamp duty in the event that this Agreement is executed in or brought into the Cayman Islands.

(gg) The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

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(hh) As of December 31, 2022, the Company would not have been considered a “passive foreign investment company,” as such term is defined in the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

(ii)       The Company is not required, and upon the issuance and sale of the Placement ADSs as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(jj) Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the ADSs or any security of the Company to facilitate the sale or resale of any of the Placement ADSs or to result in a violation of Regulation M under the 1934 Act.

(kk) None of the Company, its Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable laws concerning or relating to bribery, corruption, fraud, or improper payments (the “Anti-Corruption Laws”), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) (including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA) and the Company has and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or its Subsidiaries is an individual or entity (“Person”) that is (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or any EU member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized or resident in a country or territory that is the subject of Sanctions or (iii) owned or controlled by any Person or Persons described in clause (i) or (ii); and the Company will not directly or indirectly use the proceeds of the sale of the Placement ADSs, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is not now engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or with any country or territory that was the subject or target of Sanctions.

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(nn) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement ADSs to repay any outstanding debt owed to any affiliate of any Agent.

(oo)       Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate or represent the Company’s good faith estimate that are made on the basis of data derived from such sources and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(pp) The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(qq) The Company and its Subsidiaries have operated their business in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data. The Company and its Subsidiaries have been and are in compliance in all material respects with internal policies and procedures reasonably designed to ensure the integrity and security of the data collected, handled or stored in connection with its business; the Company and its Subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to ensure compliance with the Health Care Laws that govern privacy and data security and take, and have taken reasonably appropriate steps designed to assure compliance with such policies and procedures. The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of personally identifiable information, protected health information, consumer information and other confidential information of the Company, its Subsidiaries and any third parties in its possession (“Sensitive Company Data”). The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its Subsidiaries (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its Subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement and the Prospectus. The Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in all material respects, including, without limitation, for the Company IT Assets and data held or used by or for the Company and its Subsidiaries. The Company and its Subsidiaries have not suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; and there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party. The Company and its Subsidiaries have not been required to notify any individual of any information security breach, compromise or incident involving Sensitive Company Data.

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(rr) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Placement ADSs contemplated hereby, except for discounts and commissions in connection with the sales of the Placement ADSs through the Agents pursuant to this Agreement and the other fees and expense reimbursements set forth herein.

(ss) Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor its properties or assets has immunity under Cayman Islands, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the Cayman Islands, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to this Agreement, waived, and it will waive such right to the extent permitted by law.

(tt) The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the 1933 Act and the 1934 Act, purchase and sell ADSs for their own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agents may engage in sales of Placement ADSs purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agents, except as may be otherwise agreed by the Company and the Agents.

(uu) The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(vv) As of the close of trading on Nasdaq on June 15, 2023, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the 1933 Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $130,820,899.65 (calculated by multiplying (x) the price at which the common equity of the Company was last sold on Nasdaq on June 15, 2023 by (y) the number of Non-Affiliate Shares issued and outstanding on June 15, 2023). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously.

(ww) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands. The Company has the power to submit and, pursuant to Section 17 of this Agreement, has validly and irrevocably submitted to the personal jurisdiction of each Specified Court (as defined below) and to the exclusive jurisdiction of any court sitting therein.

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(xx)       Subject to the conditions and qualifications set forth in the Registration Statement and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by a Cayman Islands court.

(yy) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China or any other Governmental Entity in the People’s Republic of China (“PRC”) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the registration of the Placement ADSs with the Commission, the offering, issuance or sale of the Placement ADSs, the trading of the Placement ADSs on Nasdaq, or the consummation of the transactions contemplated by this Agreement. None of the Company or, to the knowledge of the Company, its controlling shareholders and actual controllers (including Lin Bioscience International Ltd. and Lin BioScience, Inc.), board of directors, and senior management (collectively, the “Responsible Parties”) and their respective employees and affiliates (collectively, the “Company Parties”) or the Agents or their affiliates are required to make any filings (including the CSRC filing report and other supporting documents, and any amendments or supplements thereto) or undertakings with the CSRC in connection with the consummation of the transactions contemplated by this Agreement (any such filings or undertakings of the Company Parties, the “CSRC Filings”). The Company understands and acknowledges the content of the China Securities Regulatory Commission’s Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies enacted on February 17, 2023, its supporting guidelines and any other related laws and regulations, as amended and supplemented from time to time (collectively, the “CSRC Measures”). The Company has received legal advice specifically with respect to the CSRC Measures from its PRC counsel, and the Company understands such legal advice. The Company is not prohibited from conducting securities offerings and listings outside the PRC under the CSRC Measures or other applicable laws and regulations of the PRC.

(zz) The Company is not subject to the applicable requirements under the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC, Ministry of Finance, State Secrecy Administration and State Archives Bureau on February 24, 2023 (the “Chinese Confidentiality Provisions”), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies enacted by the CSRC on February 17, 2023 and its supporting guidelines, and other applicable laws and regulations relating to state secrets, confidentiality and archive administration, and data protection in China (collectively, the “Data Protection Requirements”).

Any certificate signed by any officer of the Company and delivered to the Agents or their counsel in connection with the offering of the Placement ADSs shall be deemed a representation and warranty by the Company (and not by such officer in their personal capacity), as to matters covered thereby, to the Agents.

7.       Covenants of the Company. The Company covenants and agrees with the Agents that:

(a)       Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement ADSs is required to be delivered by the Agents under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act or a similar rule); (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement ADSs by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to make such filing (but without limiting the Agents’ rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); provided, however, that notwithstanding the foregoing, the Company shall not be required to file any such amendment or supplement if there is no pending Placement Notice and the Company believes that it is in its best interests not to file such amendment or supplement; (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Placement ADSs or a security convertible into or exchangeable or exercisable for the Placement ADSs unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and the Company shall have no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing (i) is not an amendment or supplement to the Prospectus and (ii) does not name the Agents or does not relate to the Placement ADSs or the transactions contemplated by this Agreement; and provided, further, that the only remedy the Agents shall have with respect to the Company’s making such filing notwithstanding the Agents’ objection (but without limiting the Agents’ rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the 1934 Act, within the time period prescribed.

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(b)       Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement ADSs for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement ADSs or for additional information related to the Registration Statement or the Prospectus.

(c)       Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement ADSs is required to be delivered by the Agents under the 1933 Act with respect to the offer and sale of the Placement ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act or a similar rule), the Company will comply in all material respects with all requirements imposed upon it by the 1933 Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the 1934 Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the 1934 Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the 1933 Act, the Company will promptly notify the Agents to suspend the offering of Placement ADSs during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that notwithstanding the foregoing, the Company shall not be required to file any such amendment or supplement if there is no pending Placement Notice and the Company believes that it is in its best interests not to file such amendment or supplement. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the 1933 Act, it will use its reasonable best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings if not available on EDGAR.

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(d)       Listing of Placement ADSs. During any period in which the Prospectus relating to the Placement ADSs is required to be delivered by the Agents under the 1933 Act with respect to the offer and sale of the Placement ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement ADSs to be listed on Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(e)       Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement ADSs is required to be delivered under the 1933 Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement ADSs may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f)       Earnings Statement. The Company will make generally available to its security holders and to the Agents as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the 1933 Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agents to the extent they are filed on EDGAR or any successor system.

(g)       Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement ADSs, (ii) the preparation, issuance, sale and delivery of the Placement ADSs and any taxes due or payable in connection therewith, (iii) the qualification of the Placement ADSs under securities laws in accordance with the provisions of Section 7(v) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agents in connection therewith shall be paid by the Agents except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agents and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement ADSs for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of the Depositary for the ADSs, (vii) the reasonable fees and associated expenses of the Agents’ outside legal counsel incurred in connection with determining the compliance of the transactions contemplated hereby with the rules and regulations of FINRA, in an amount not to exceed $15,000 (excluding FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable fees and disbursements of the Agents’ outside legal counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 7(m) and (B) in an amount not to exceed $20,000 in connection with each Representation Date (as defined below) relating to the Company’s filing of its annual report on Form 20-F and on which the Company is required to provide a certificate pursuant to Section 7(m) and $15,000 in connection with each other Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 7(m) (in addition to the fees and associated expenses referred to in clause (vii) above); provided, that, for the avoidance of doubt, such amount shall not be payable more frequently than on a quarterly basis thereafter.

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(h)       Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)       Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares, ADSs (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, warrants or any rights to purchase or acquire ADSs or Ordinary Shares during the period beginning on the fifth Trading Day immediately prior to the date on which any Placement Notice is delivered to an Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement ADSs covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs or Ordinary Shares (other than the Placement ADSs offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, warrants or any rights to purchase or acquire, ADSs or Ordinary Shares prior to the later of the termination of this Agreement and the sixtieth day immediately following the final Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) ADSs or Ordinary Shares, options to purchase ADSs or Ordinary Shares, other securities under the Company’s existing equity incentive plans, or ADSs or Ordinary Shares issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not ADSs or Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) ADSs or Ordinary Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents and (iii) ADSs or Ordinary Shares or securities convertible into or exchangeable for ADSs or Ordinary Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

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(j)       Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement ADSs, advise the Agents promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agents pursuant to this Agreement.

(k)       Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(l)       Required Filings Relating to Placement of Placement ADSs. The Company agrees that on or prior to such dates as the 1933 Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the 1933 Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement ADSs sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement ADSs, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the 1933 Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s Form 20-F or next filed quarterly report on Form 6-K, as applicable, of the number or amount of Placement ADSs sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement ADSs during the relevant period.

(m)       Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this agreement (the “First Placement Notice Date”) and each time the Company:

(i)       amends or supplements the Registration Statement or the Prospectus relating to the Placement ADSs (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Placement ADSs;

(ii)       files an annual report on Form 20-F under the 1934 Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii)       files a quarterly report on Form 6-K; or

(iv)        files a report on Form 6-K containing amended financial information that is incorporated by reference into the Registration Statement (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agents and the Depositary (but in the case of clause (iv) above only if (1) a Placement Notice is pending or in effect and (2) the Agents request such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement ADSs following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agents with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Agents sell any Placement ADSs pursuant thereto, the Company shall provide the Agents and the Depositary with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

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(n)       Legal Opinions. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agents and, with respect to opinions in (i) and (ii) below, to the Depositary (i) the written opinion and negative assurance letter of O’Melveny & Myers LLP, U.S. counsel to the Company, (ii) the written opinion of Maples and Calder (Hong Kong) LLP, Cayman counsel to the Company (together with O’Melveny & Myers LLP, “Company Counsel”) and (iii) the written opinion of Wilson Sonsini Goodrich & Rosati LLP, counsel for the Company with respect to intellectual property matters (“Intellectual Property Counsel”) or such other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and their counsel, dated the date that such opinion or negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion or negative assurance letter for subsequent Representation Dates, Company Counsel and Intellectual Property Counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)       Comfort Letter. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(o); provided, that if requested by the Agents, the Company shall cause a Comfort Letter to be furnished to the Agents within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial statements). Each Comfort Letter shall be in form and substance satisfactory to the Agents and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the 1933 Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

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(p)       Market Activities. The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiaries not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of ADSs or (ii) sell, bid for, or purchase ADSs in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement ADSs other than the Agent; provided, however, that the Company may bid for and purchase ADSs in accordance with Rule 10b-18 under the 1934 Act.

(q)       Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r)       Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.

(s)       Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(t)       1933 Act and 1934 Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement ADSs as contemplated by the provisions hereof and the Prospectus.

(u)       No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the 1933 Act) approved in advance by the Company and the Agents, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the 1933 Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement ADSs hereunder.

(v)       Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Placement ADSs for offering and sale, or to obtain an exemption for the Placement ADSs to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement ADSs have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement ADSs (but in no event for less than one year from the date of this Agreement).

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(w)       Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(x)       Emerging Growth Company. The Company will promptly notify the Agents if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agents’ distribution of the Placement ADSs pursuant to this Agreement.

(y)       Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement ADSs remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the ADSs that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement ADSs that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agents and their counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement ADSs to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(z)       General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agents and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of ADSs available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agents to resume the offering of Placement ADSs.

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(aa) Tax Indemnity. The Company will indemnify and hold harmless the Agents against any documentary, stamp, registration or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Placement ADSs by the Company and on the execution and delivery of this Agreement or any other documents to be furnished hereunder. All payments to be made by the Company hereunder to the Agents, their affiliates, and each of their respective officers, directors, employees, partners, agents and members and each person, if any, who controls the Agents within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. The Company shall pay such additional amounts as may be necessary in order that the net amounts received by any of such persons after any tax payment, withholding or deduction shall equal the amounts that would have been received if no payment, withholding or deduction had been made. For the avoidance of doubt, the Agents shall be responsible for their respective income taxes as applicable.

(bb) Depositary. The Company has engaged and will maintain, at its sole expense, a depositary for the ADSs.

(cc) CSRC Matters. Prior to or on the date hereof, the Company has received a confirmation letter from its PRC counsel satisfactory in form and substance to the Agents and counsel for the Agents. The Company shall comply, and will use commercially reasonable efforts to require its Responsible Parties, in their capacities as such, to comply with all laws, regulations, guidelines, notices and announcements in the PRC applicable to the transactions contemplated by this Agreement, and will promptly advise the Agents of any questions or comments relating to the transactions contemplated by this Agreement or any CSRC Filing received from the CSRC. If the Agents are or become subject to obligations under applicable laws, rules and regulations in the PRC (whether having the force of law or otherwise), including the CSRC Measures and the Chinese Confidentiality Provisions, in connection with the transactions contemplated by this Agreement (the “Agent Obligations”), the Company agrees to, and will use commercially reasonable efforts to require its Responsible Parties, in their capacities as such, to: (i) cooperate fully with and provide assistance to the Agents to facilitate the performance of the Agent Obligations, including without limitation, the performance of due diligence work, verification, investigations and record-keeping which the Agents reasonably deem appropriate and to the extent required by law; (ii) assist the Agents to address fully and to the reasonable satisfaction of the Agents any matters raised by the CSRC in connection with the transactions contemplated by this Agreement; and (iii) furnish and provide such information, documents, certificates and opinions as the Agents may require for the purposes of making any Agent Filings and enabling them to pass upon the accuracy and completeness of any statement in any CSRC Filings as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained, in each case save to the extent prohibited by the Chinese Confidentiality Provisions. If any event occurs as a result of which the Company becomes required to submit, or voluntarily submits, a CSRC Filing or the Agents become required to submit an Agent Filing, then the Company will promptly notify the Agents of such event and will promptly prepare and file with the CSRC and furnish, at its own expense, to the Agents, a CSRC Filing in accordance with applicable laws, rules and regulations in the PRC, and the Company agrees that: (i) any CSRC Filings and documents, records and information provided by the Company Parties including, where applicable, as set forth in the CSRC Filings (collectively, the “CSRC Disclosures”) and any amendment and supplement thereto will conform in all material respects to the requirements of the CSRC Measures at the time such filings, disclosure, amendments and supplements are made; (ii) the Company will prepare and review the CSRC Filings and CSRC Disclosures and any amendment and supplement thereto and confirm that they are in all material respects truthful, accurate and complete in their entirety and do not contain any misrepresentation, misleading statement or material omission; (iii) the Company shall use commercially reasonable efforts to procure the existing shareholders of the Company to provide true, accurate and complete information about the relevant shareholder’s shareholding structure and descriptions for disclosure in the CSRC Filings, such that no material information or facts are omitted or withheld therefrom; and (iv) the Company will promptly advise the Agents of any proposal to amend or supplement the CSRC Filings, and will notify the Agents promptly of any amendment or supplement to a CSRC Filing, any questions or comments on the CSRC Filings received from the CSRC or any request by the CSRC for any amendment or supplement to any CSRC Filing. In connection with any CSRC Filing, the Company shall furnish to the Agents such further information, opinions, certificates, letters and other documents as the Agents may reasonably request. The Company agrees to comply with any applicable requirements under the Chinese Confidentiality Provisions and the Data Protection Requirements including, without limitation: (i) identifying any “state secrets” or any “secrets relating to the works of government authorities of the PRC” as defined under applicable law or any information that would or is expected to have an adverse impact on national security or public interests as prescribed under the Chinese Confidentiality Provisions (the “Relevant Information”) and not divulging any Relevant Information to the Agents; (ii) establishing and maintaining adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration in accordance with the Data Protection Requirements; and (iii) in respect of the Company’s handling, disclosure, transfer and retention of the Relevant Information, including ensuring that confidentiality of any Relevant Information is maintained in accordance with the Data Protection Requirements and following any required approval or filing procedures.

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8.       Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the due performance by the Company of its covenants and other obligations hereunder, and to the completion by the Agents of a due diligence review satisfactory to the Agents in their reasonable judgment, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)       Registration Statement Effective. The Registration Statement shall be effective and shall be available for all offers and sales of Placement ADSs (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b)       Prospectus. The Company shall have filed with the Commission the Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second Business Day following the date the Registration Statement is declared effective by the Commission.

(c)       No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or any of its Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d)       No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ opinion is material, or omits to state a fact that in the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)       Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement ADSs on the terms and in the manner contemplated in the Prospectus.

(f)       Company Counsel and Intellectual Property Counsel Legal Opinions. The Agents shall have received the opinions and negative assurance letters, as applicable, of Company Counsel and Intellectual Property Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n) as applicable.

(g)       Agents’ Counsel Legal Opinion. The Agents shall have received from Covington & Burling LLP, counsel for the Agents, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

(h)       Depositary’s Counsel Legal Opinion . The Agents shall have received from White & Case LLP, counsel for the Depositary, an opinion, on or prior to the First Placement Notice Date, satisfactory in form and substance to the Agents and counsel for the Agents.

(i)       Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(j)       Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(k)       Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agents shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agents and their counsel, certifying as to (i) the amended and restated memorandum and articles of association of the Company, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement ADSs and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

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(l)       No Suspension. The ADSs shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. Trading in the ADSs shall not have been suspended on, and the ADSs shall not have been delisted from, Nasdaq.

(m)       Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agents such appropriate further information, opinions, certificates, letters and other documents as the Agents may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agents with conformed copies of such opinions, certificates, letters and other documents as the Agents may have reasonably requested.

(n)       1933 Act Filings Made. All filings with the Commission required by Rule 424(b) or Rule 433 under the 1933 Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the 1933 Act) or Rule 433, as applicable.

(o)       Approval for Listing. Either (i) the Placement ADSs shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement ADSs on Nasdaq at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.

(p)       FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agents as described in the Prospectus.

(q)       No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 11(a).

9.       Indemnification and Contribution.

(a)       Company Indemnification. The Company agrees to indemnify and hold harmless each of the Agents, their respective affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or (ii) is controlled by or is under common control with an Agent (each an “Agent Indemnitee”), in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agents, or any such other person may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the ADSs or the Ordinary Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties or agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement ADSs pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agents’ Information. In the event that the Company becomes subject to the CSRC Measures, the Chinese Confidentiality Provisions or the Data Protection Requirements, the Company will indemnify and hold harmless each Agent Indemnitee, from and against any and all losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) that arise out of or are based upon the Company’s violation of any CSRC Measures or the Company’s non-compliance with the Chinese Confidentiality Provisions or the Data Protection Requirements. The Company agrees that no action, proceeding or suit shall be brought against any Agent Indemnitee by, and no Agent Indemnitee shall be liable to (whether direct or indirect, in contract, tort or otherwise and whether or not related to third party claims or the indemnification rights herein), the Company (or by any of its subsidiaries or affiliates or any of its or their respective directors, officers or employees) to recover any losses, claims, damages or liabilities which the Company may suffer or incur by reason of or in any way arising out of the participation by any of the Agents in the preparation for or in connection with the transactions contemplated by this Agreement, any Company Filings or Company Disclosures or the Agents’ role or services in connection therewith. In no event shall any Agent Indemnitee responsible for any special, indirect or consequential damages incurred by the Company.

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(b)       Agent Indemnification. Each Agent agrees, severally but not jointly, to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agents’ Information.

(c)       Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)       Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)       Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agents, the Company and the Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the 1933 Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement ADSs (before deducting expenses) received by the Company bear to the total compensation received by the Agents from the sale of Placement ADSs on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), the Agents shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, any affiliates of an Agent, any partners, members, directors, officers, employees and agents of an Agent and each person that is controlled by or under common control with an Agent will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 9(e) are several in proportion to the respective number of Placement ADSs they have sold hereunder, and not joint.

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10.       Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement ADSs and payment therefor or (iii) any termination of this Agreement.

11.       Termination.

(a)       Each Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement with respect to its own rights and obligations hereunder if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of such Agent, may materially impair the ability of the Agents to sell the Placement ADSs hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n) or Section 7(o) the Agents’ right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other condition of the Agents’ obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement ADSs or in securities generally on Nasdaq shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of such Agent, may materially impair the ability of the Agents to sell the Placement ADSs hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. If the Agents elect to terminate this Agreement as provided in this Section 11(a), the Agents shall provide the required notice as specified in Section 12. For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 11(a) shall not affect the rights and obligations of the other Agent under this Agreement.

(b)       The Company shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)       Each of the Agents shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement, with respect to such Agent’s rights and obligations under this Agreement, in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 11(c) shall not affect the rights and obligations of the other Agent under this Agreement.

(d)       Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement ADSs through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e)       This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16, Section 17 Section 18 shall remain in full force and effect.

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(f)       Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement ADSs, such Placement ADSs shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agents any discount or commission with respect to any Placement ADSs not otherwise sold by the Agents under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agents’ expenses pursuant to Section 7(g).

12.       Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agents, shall be delivered to:

SVB Securities LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Peter M. Fry

Email: peter.fry@svbsecurities.com

and

Cantor Fitzgerald & Co.

499 Park Avenue, 4th Floor

New York, New York 10022

Attention: Capital Markets

Email: CFCEO@cantor.com

with a copy (which shall not constitute notice) to:

SVB Securities LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Stuart R. Nayman, Esq.

Email: stuart.nayman@svbsecurities.com

and

Cantor Fitzgerald & Co.

499 Park Avenue, 4th Floor

New York, New York 10022

Attention: General Counsel

Email: legal-IBD@cantor.com

and

Covington & Burling LLP

620 Eighth Avenue

New York, New York 10018

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Attention: Brian K. Rosenzweig

Email: brosenzweig@cov.com

and if to the Company, shall be delivered to:

Belite Bio, Inc

12750 High Bluff Drive, Suite 475

San Diego, California 92130

Attention: Hao-Yuan Chuang, Chief Financial Officer

Email: hyc@belitebio.com

with copies (which shall not constitute notice) to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Attention: Portia Ku

Email: pku@omm.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13.       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that an Agent may assign its rights and obligations hereunder to an affiliate of such Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

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14.       Adjustments for Share Subdivision. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share subdivision, share dividend, change in ADS to Ordinary Share ratio, or similar event effected with respect to the ADSs or Ordinary Shares.

15.       Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16.       GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.       Consent to Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan (the “Specified Courts”), for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. The Company hereby appoints Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent for service of process in any suit, action or proceeding and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. In the event that Puglisi & Associates is unable to serve as such agent, the Company hereby agrees to maintain the uninterrupted designation of an authorized agent upon whom process may be served in any such suit, action or proceeding and agrees to notify the Representatives of the name and address of any such future authorized agent. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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18.       Currency Provisions. All payments made or deemed to be made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of the Cayman Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Agent and each Agent Indemnitee, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

19.       Construction.

(a)       The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b)       Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)       The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)       Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e)       References herein to any gender shall include each other gender.

(f)       References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

20.       Permitted Free Writing Prospectuses. Each of the Company and the Agents represents, warrants and agrees that, unless it obtains the prior written consent of the other parties (including, with respect to an Agent, the consent of the other Agent), which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement ADSs that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

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21.       Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)       the Agents have been retained to act as sales agents in connection with the sale of the Placement ADSs, the Agents have acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agents have advised or are advising the Company on other matters and the Agents have no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)       the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)       neither the Agents nor their affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and they have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(d)       the Company has been advised and is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agents and their affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)       the Company waives, to the fullest extent permitted by law, any claims it may have against the Agents or their affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agents and their affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders (or other equity holders), creditors or employees of the Company.

22.       Recognition of the U.S. Special Resolution Regimes. In the event that the Agents are a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agents of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Agents are a Covered Entity and the Agents or a BHC Act Affiliate of the Agents become subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agents are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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23.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24. Use of Information. The Agents may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

25.       Agents’ Information. As used in this Agreement, “Agents’ Information” means solely the following information in the Registration Statement and the Prospectus: the last sentence of the seventh paragraph and the eighth paragraph under the heading “Plan of Distribution” in the ATM Prospectus.

All references in this Agreement to the Registration Statement, the ADS Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement ADSs by the Agents outside of the United States.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

Very truly yours,

BELITE BIO, INC

By:	/s/ Yu-Hsin Lin
Name: Yu-Hsin Lin
Title: Chief Executive Officer and Chairman of the Board

ACCEPTED as of the date
first-above written:

SVB SECURITIES LLC

By:	/s/ Pete Fry
Name: Pete Fry
Title: Head of Alt Equities

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Head of Investment Banking

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
[TITLE]
Belite Bio, Inc
Cc:	[ ]
To:	[SVB Securities LLC / Cantor Fitzgerald & Co.]
Subject:	[SVB Securities / Cantor Fitzgerald] —At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated June 16, 2023 (the “Agreement”), by and among Belite Bio, Inc, a Cayman Islands exempted company (the “Company”), SVB Securities LLC (“SVB Securities”) and Cantor Fitzgerald & Co. (“Cantor”), I hereby request on behalf of the Company that [SVB Securities / Cantor] sell up to [ ] American Depositary Shares, each representing one ordinary share, $0.0001 par value per share, of the Company (the “ADSs”), at a minimum market price of $      per ADS[; provided that no more than [ ] ADSs shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all ADSs that are the subject of this Placement Notice are sold].

SCHEDULE 2

The Company

Hao-Yuan Chuang (hyc@belitebio.com)

Tom Lin (tomlin@belitebio.com)

SVB Securities

Jon Civitarese (Jon.Civitarese@svbsecurities.com)

atm@svbsecurities.com

Cantor Fitzgerald

Sameer Vasudev (svasudev@cantor.com)

CFCEO@cantor.com

The Depositary

dbadr-bison@list.db.com

adr@db.com

dbadr-bison-atm-issuance@list.db.com

SCHEDULE 3

Compensation

The Company shall pay the Designated Agent compensation in cash of 3.0% of the gross proceeds from the sales of Placement ADSs pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

Exhibit 7(m)

OFFICERS’ CERTIFICATE

Each of Yu-Hsin Lin, the duly qualified and elected Chief Executive Officer of Belite Bio, Inc, a Cayman Islands exempted company (the “Company”), and Hao-Yuan Chuang, the duly qualified and elected Chief Financial Officer of the Company, does hereby certify in his respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated June 16, 2023 (the “Sales Agreement”), by and between the Company and SVB Securities LLC and Cantor Fitzgerald & Co., that, after due inquiry, to the best of the knowledge of the undersigned:

(i)       The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which are true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which are true and correct as of such date.

(ii)       The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(iii)       As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus complies in all material respects with the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

(iv)       There has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, since the date as of which information is given in the Prospectus, as amended or supplemented to the date hereof.

(v)       The Company does not possess any material non-public information.

(vi)       The maximum amount of Placement ADSs that may be sold pursuant to the Sales Agreement has been duly authorized by the Company’s board of directors or a duly authorized committee thereof pursuant to a resolution or unanimous written consent in accordance with the Company’s amended and restated memorandum and articles of association and applicable law.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By:
Name: Yu-Hsin Lin
Title: Chief Executive Officer
Date:

By:
Name: Hao-Yuan Chuang
Title: Chief Financial Officer
Date: